UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2006
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)          (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 31, 2006, our Board of Directors voted by unanimous written consent dated August 15, 2006 to increase the annual fee payable to the Chairman of the Board, Kenneth D. Cron, from $48,000 per year to $300,000 per year for the period June 1, 2006 through May 31, 2007. This amount is in addition to the fee of $45,000 per year we pay Mr. Cron for his services as a director, $1,000 per year for his services on the Nominating Committee and $1,000 per year for his services on the Compensation Committee. Mr. Cron is also eligible to receive an aggregate annual bonus of up to $300,000 during the same period based upon his achievement of certain objectives as set forth by the Board of Directors, which bonus may be awarded to him in the sole discretion of the Board of Directors.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

August 1, 2006	By:	/s/ Thomas E. Powell
Thomas E. Powell
Executive Vice President – Finance, Chief Financial Officer and Treasurer